Exhibit 99.1

DARA BioSciences Announces Leadership Transition
Current President and COO Christopher G. Clement named CEO;
David J. Drutz, MD transitions to Executive Chairman and retains CMO role;
Haywood D. Cochrane, Jr. assumes role of Vice Chairman

RALEIGH, N.C. – June 17, 2014 - DARA BioSciences, Inc. (NASDAQ: DARA), an oncology supportive care specialty pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatments, today announced that its Board of Directors has appointed current President and Chief Operating Officer (COO) Christopher G. Clement to President and Chief Executive Officer (CEO), effective immediately. David J. Drutz, M.D., the Company's current CEO and Chief Medical Officer (CMO), will transition to the Executive Chairman of the Board of Directors while continuing to serve as CMO. In these roles, Dr. Drutz will provide ongoing leadership to DARA’s strategic planning, business development and educational product support activities relative to our customers and sales organization. Haywood D. Cochrane Jr. will assume the role of Vice Chairman.

“With our commercial strategy now implemented and generating an increasing amount of confidence in our business moving forward, we believe the timing is right to transition the chief executive responsibilities. Chris is a strong and experienced leader and has an outstanding business mind with strategic vision and excellent execution skills. This move will allow him to focus on the commercialization of our business, and I have every confidence that, under his leadership, DARA will continue to build a strong portfolio of oncology supportive medicines,” said David J. Drutz, MD, Executive Chairman and Chief Medical Officer.

In his role as Executive Chairman and CMO, Dr. Drutz will help guide the future strategy and direction of the Company. “I am very proud of the turnaround we initiated during my time as CEO of DARA, which has given me a vested interest in being a part of the Company’s future success. I look forward to continuing to partner with Chris and the rest of the team to drive the Company to greater levels of achievement.”

During his tenure as President and COO of DARA, Mr. Clement led the commercial reorganization of the company and set the Company’s current strategic direction with Dr. Drutz. Mr. Clement joined DARA in 2012 with the acquisition of Oncogenerix, Inc., a specialty biopharmaceutical company focused on the in-licensing of oral liquid formulations and oncology-support therapeutics. Prior to founding Oncogenerix, Mr. Clement served as President and CEO of Savient Pharmaceuticals Inc., where he played an instrumental role in refocusing and specializing the business and driving a substantial increase in valuation. He also served as Chairman and CEO of Epicyte Pharmaceutical, as well as Executive VP, Senior VP and Chief Marketing Officer at Ares-Serono Group. He holds a Bachelor of Arts in Marketing and Business from Mercy College.

“I am honored to have been chosen by the Board to lead DARA into the next exciting era of the Company,” said Mr. Clement. “I look forward to continuing to work alongside my colleagues at DARA who are a dedicated and innovative group of individuals. We believe DARA is poised for significant growth and are truly excited for what lies ahead.”

Mr. Clement noted, “On behalf of everyone at DARA, I would like to thank David for his tremendous contributions as CEO of this Company.  He has been the driving force behind DARA’s success in recent years and I am very pleased that he will remain fully involved in the Company as Executive Chairman and CMO.”

About DARA BioSciences, Inc.

DARA BioSciences Inc. of Raleigh, North Carolina, is an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatments.

DARA holds exclusive U.S. marketing rights to both Soltamox®  (tamoxifen citrate) oral solution and Gelclair®.  DARA licensed the U.S. rights to Soltamox® from UK-based Rosemont Pharmaceuticals, Ltd., and Gelclair® from the Helsinn Group in Switzerland.  Under an agreement with Innocutis, DARA also markets Bionect® (hyaluronic acid sodium salt, 0.2%).

Soltamox® (tamoxifen citrate) oral solution, the only liquid form of tamoxifen, is indicated for the treatment of metastatic breast cancer, the adjuvant treatment of node-positive breast cancer in postmenopausal women, the reduction in risk of invasive breast cancer in women with ductal carcinoma in situ (DCIS), and for the reduction of the incidence of breast cancer in women at high risk for breast cancer.  Currently, there are more than 1.8 million prescriptions of tamoxifen written on an annual basis in the United States.  Between 30 and 70 percent of patients fail to complete their prescribed course of treatment, thereby diminishing its benefits in reducing the risk of breast cancer recurrence.

Tamoxifen Important Safety Information

Tamoxifen citrate is contraindicated in women who require concomitant coumadin-type anticoagulant therapy, in women with a history of deep vein thrombosis or pulmonary embolus, and in women with known hypersensitivity to the drug or any of its ingredients.

Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism.

The most common adverse reactions to tamoxifen treatment are (incidence > 20%) hot flashes, fluid retention, vaginal discharge, vaginal bleeding, vasodilatation, nausea, irregular menses, weight loss, and musculoskeletal events.

Tamoxifen carries the following Boxed Warning:

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WARNING – For Women with Ductal Carcinoma in Situ (DCIS) and Women at High Risk for Breast Cancer:  Serious and life-threatening events associated with tamoxifen in the risk reduction setting (women at high risk for cancer and women with DCIS) include uterine malignancies, stroke and pulmonary embolism. Incidence rates for these events were estimated from the NSABP P-1 trial (see CLINICAL PHARMACOLOGY, Clinical Studies, Reduction in Breast Cancer Incidence In High Risk Women).  Uterine malignancies consist of both endometrial adenocarcinoma (incidence rate per 1,000 women-years of 2.20 for tamoxifen vs. 0.71 for placebo) and uterine sarcoma (incidence rate per 1,000 women-years of 0.17 for tamoxifen vs. 0.0 for placebo)*.  For stroke, the incidence rate per 1,000 women-years was 1.43 for tamoxifen vs. 1.00 for placebo**.  For pulmonary embolism, the incidence rate per 1,000 women-years was 0.75 for tamoxifen versus 0.25 for placebo**.  Some of the strokes, pulmonary emboli, and uterine malignancies were fatal.  Health care providers should discuss the potential benefits versus the potential risks of these serious events with women at high risk of breast cancer and women with DCIS considering tamoxifen to reduce their risk of developing breast cancer. The benefits of tamoxifen outweigh its risks in women already diagnosed with breast cancer.

*Updated long-term follow-up data (median length of follow-up is 6.9 years) from NSABP P-1 study.  See WARNINGS, Effects on the Uterus-Endometrial Cancer and Uterine Sarcoma in Prescribing Information. **See Table 3 under CLINICAL PHARMACOLOGY, Clinical Studies in Prescribing Information.

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The full Prescribing Information for Soltamox is available at www.soltamox.com/prescribing-information.

Gelclair® is an alcohol-free bioadherent oral rinse gel for rapid and effective relief of pain associated with oral mucositis caused by chemotherapy and radiation treatment.  Gelclair should not be used by patients with a known or suspected hypersensitivity to the product or any of its ingredients.  DARA licensed the U.S. rights to Soltamox from UK-based Rosemont Pharmaceuticals, Ltd., and Gelclair from the Helsinn Group in Switzerland.  Under an agreement with Innocutis, DARA also markets Bionect® (hyaluronic acid sodium salt, 0.2%) a topical treatment for skin irritation and burns associated with radiation therapy, in U.S. oncology/radiology markets.  Bionect should not be used by patients with known hypersensitivity to any of its ingredients.  For further information on Gelclair and Bionect and the Full Prescribing Information please visit www.Gelclair.com and www.Bionect.com.

DARA is focused on expanding its portfolio of oncology supportive care products in the United States, via in-licensing and/or partnering of complementary late-stage and approved products.  In addition, the company wishes to identify a strategic partner for the clinical development of KRN5500, currently in Phase 2 for the treatment of chronic, treatment refractory, chemotherapy-induced peripheral neuropathy (CCIPN).  The FDA has designated KRN5500 as a Fast Track Drug, and has granted DARA two separate Orphan Drug Designations for the treatment of multiple myeloma and for the treatment of painful, chronic chemotherapy-induced peripheral neuropathy that is refractory to conventional analgesics (CCIPN).

In early 2014, DARA kicked off its new partnership with Alamo Pharma Services, a subsidiary of Mission Pharmacal, in deploying a dedicated 20-person national sales team in the U.S. oncology market.  In addition to promoting DARA's products Soltamox, Gelclair and Bionect, this specialized oncology supportive care sales team also provides clinicians with access to three Mission Pharmacal products: Ferralet® 90 (for anemia), BINOSTO® (alendronate sodium effervescent tablet indicated for the treatment of osteoporosis), and Aquoral® (for chemotherapy/radiation therapy-induced dry mouth).

Important Safety Information and full Prescribing Information for Mission Pharmacal’s products may be found at: www.Ferralet.com, www.Binosto.com, and www.Aquoral.com.

For more information please visit our web site at www.darabio.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties. Forward-looking statements are based on the current expectations, estimates, forecasts and projections regarding management's beliefs and assumptions. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negatives of those terms. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Risk Factors" in DARA's most recent Annual Report on Form 10-K, filed with the SEC on February 4, 2014, and DARA's other filings with the SEC from time to time. Those factors include risks and uncertainties relating to DARA's ability to timely commercialize and generate revenues or profits from Soltamox, Gelclair, Bionect or other products given that DARA only recently hired its initial sales force and DARA's lack of history as a revenue-generating company, DARA's ability to achieve the desired results from the agreements with Mission and Alamo, FDA and other regulatory risks relating to DARA's ability to market Soltamox, Gelclair, Bionect or other products in the United States or elsewhere, DARA's ability to in-license and/or partner products, DARA's current cash position and its need to raise additional capital in order to be able to continue to fund its operations, DARA’s ability to raise sufficient capital and on favorable terms and the stockholder dilution that may result therefrom, the current regulatory environment in which DARA sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA's intellectual property and the intellectual property of others, the potential delisting of DARA's common stock from the NASDAQ Capital Market, and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission ("SEC"). Copies of DARA's filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact: David Connolly LaVoieHealthSciences 617-374-8800, Ext. 108 dconnolly@lavoiegroup.com	Corporate Contact: Jim Polson FTI Consulting 312 553 6730 Jim.polson@fticonsulting.com